EXHIBIT 99.1

      U.S. Physical Therapy Announces Significant Partnership Acquisition

     HOUSTON--(BUSINESS WIRE)--Sept. 7, 2007--U.S. Physical Therapy, Inc. (NASDAQ:USPH) announced today that the Company has acquired a majority interest in STAR Physical Therapy, a multi-partner outpatient rehabilitation practice with operations in the southeast United States.

     STAR owns and operates 52 outpatient physical and occupational therapy clinics and manages seven other facilities for third parties. They have a well respected sports outreach program involving athletic event coverage at more than 40 high schools as well as an established industrial rehabilitation focus with on-site contracts at four companies.

     Chris Reading, Chief Executive Officer, said, "This merger with our partners at STAR Physical Therapy is very exciting. Regg Swanson, founder of STAR, along with his exceptional team of partners, have proven their ability to attract tremendous clinical talent while building a robust business centered around great care, superior service and strong community ties. We look forward to supporting them in their continued growth as we work to expand U.S. Physical Therapy's current base of 348 facilities in 42 states. This combination is consistent with our long standing business philosophy of partnering with the best and brightest clinicians as we execute our strategy of expanding our network of facilities both internally through de novo development and externally through acquisitions."

     Dan Arnold, Board Chairman, added, "Considering Mr. Swanson's many accomplishments and his ongoing commitment and unique ability to assist with the continued growth of our company, we have chosen to expand the size of U.S. Physical Therapy's board of directors from ten to 11 members, adding Mr. Swanson to our board."

     In the calendar year ended December 31, 2006, STAR produced approximately $26.5 million in total net revenue with 268,000 patient visits with an average net rate per visit of $89.47. Total net revenue for the first six months in 2007 was $15.1 million with 155,000 patient visits with an average net rate per visit of $89.41. STAR's current payor mix is approximately 58% from private healthcare insurance, 20% workers compensation, 19% Medicare and 3% other.

     Larry McAfee, Chief Financial Officer, stated, "Because of the size and materiality of this acquisition management is giving guidance that U.S. Physical Therapy's net earnings are expected to be in the range of $8.2 million to $8.7 million ($.70 to $.74 per diluted common stock share) in 2007 and $9.9 million to $10.6 million ($.83 to $.89 per diluted common stock share) in 2008. These figures assume that the Medicare reimbursement rate for outpatient physical therapy remains unchanged in 2008. The Company does not plan to provide quarterly earnings guidance nor update the 2007 and 2008 annual guidance figures unless there is a material development which causes management to believe that earnings will be significantly outside these ranges."

     For additional information concerning the structure of the STAR Physical Therapy transaction please reference the Company's Current Report on Form 8K filed today with the Securities and Exchange Commission.

     Forward-Looking Statements

     This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as "believes", "expects", "intends", "plans", "appear", "should" and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and reimbursement. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

     --   revenue and earnings expectations;

     -- general economic, business, and regulatory conditions including federal and state regulations;

     -- availability and cost of qualified physical and occupational therapists;

     --   personnel productivity;

     -- changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;

     -- competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-down or write-off of goodwill;

     -- changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;

     --   maintaining adequate internal controls;

     --   availability, terms, and use of capital;

     --   future acquisitions; and

     --   weather and other seasonal factors.

     Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

     About U.S. Physical Therapy, Inc.

     Founded in 1990, U.S. Physical Therapy, Inc. operates 348 outpatient physical and/or occupational therapy clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups.

     More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.


     CONTACT: U.S. Physical Therapy, Inc., Houston
              Chief Financial Officer
              Larry McAfee, 713-297-7000
              or
              Chief Executive Officer
              Chris Reading, 713-297-7000